Exhibit 99.2

Aditxt Inc.

Unaudited Pro Forma Consolidated

Financial Statements

(In U.S. dollars)

December 31, 2024

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As of December 31, 2024

	Aditxt	Evofem	Appili (Note 3)	Pro Forma adjustments	Notes	Pro Forma consolidated
	$	$	$	$		$
ASSETS
CURRENT ASSETS:
Cash	833	-	129	17,888	5(a)	18,850
Restricted cash	-	741	-	(716)	5(a)	25
Accounts receivable, net	43	9,832	1,216	-		11,091
Inventory	11	1,577	-	-		1,588
Prepaid expenses	3	1,459	88	-		1,550
Subscription receivable	1,109	-	-	-		1,109
Other receivable	-	-	6	-		6
TOTAL CURRENT ASSETS	1,999	13,609	1,439	17,172		34,219

Fixed assets, net	1,548	458	14	-		2,020
Intangible assets, net	6	9,597	-	5,963	5(b)	15,566
Deposits	88	-	-	-		88
Right of use assets	1,226	89	-	-		1,315
Other assets	-	36	-	-		36
Goodwill	-	-	-	143,571	5(c)	143,571
Investment in Evofem / Appili	27,277	-	-	(27,277)	5(d)	-
TOTAL ASSETS	32,144	23,789	1,453	139,429		196,815

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

(In thousands of U.S. dollars)

As of December 31, 2024

	Aditxt	Evofem	Appili (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	$	$	$	$		$
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	13,186	25,175	3,082	2,000	5(e)	43,443
Stock Redemption Payable	1,355	-	-	-		1,355
Stock Payable	2,250	-	-	-		2,250
Notes payable and other current liabilities - related party	115	-	-	-		115
Notes payable, and other short term debt, net of discount	5,538	135	-	-		5,673
Financing on fixed assets	148	-	-	-		148
Deferred rent	106	-	-	-		106
Convertible notes payable carried at fair value	-	14,974	-	(14,974)	5(e)	-
Convertible notes payable - Adjuvant	-	30,769	-	(30,769)	5(e)	-
Derivative liabilities	-	1,359	-	(1,359)	5(e)	-
Other current liabilities	-	7,362	-	-		7,362
Corporate taxes payable	-	-	1	-		1
Long-term debt - current	-	-	7,277	-		7,277
Lease liabilities - current	683	82	-	-		765
Contingent liabilities- current	-	592	-	-		592
TOTAL CURRENT LIABILITIES	23,381	80,448	10,360	(45,102)		69,087

Derivative liability	15	-	-	-		15
Long-term debt – non-current	-	-	564	-		564
Lease liabilities - long term	436	7	-	-		443
Contingent liabilities- non-current	-	9,809	-	-		9,809
TOTAL LIABILITIES	23,832	90,264	10,924	(45,102)		79,918

Convertible and redeemable preferred stock	8,373	4,782	-	80,816	5(f)	93,971

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	-	11	-	(11)	5(g)	-
Treasury stock	(202)	-	-	-		(202)
Additional paid-in capital	168,793	829,026	44,739	(848,753)	5(g)	193,805
Accumulated other comprehensive income (loss)	-	(2,630)	738	1,892	5(g)	-
Accumulated equity (deficit)	(168,068)	(897,664)	(54,948)	950,587	5(g)	(170,093)
	523	(71,257)	(9,471)	103,715		23,510
NON-CONTROLLING INTEREST	(583)	-	-	-		(583)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(60)	(71,257)	(9,471)	103,715		22,927
TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	32,144	23,789	1,453	139,429		196,815

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Pro Forma Consolidated Statement of Earnings

(Unaudited)

(In thousands of U.S. dollars, except share and earnings per share)

For the twelve months ended December 31, 2024

	Aditxt	Evofem	Appili (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	$	$	$	$		$
REVENUE
Sales, net	134	19,363	91	-		19,588
Cost of goods sold	627	3,834	-	-		4,461
Amortization of intangible asset	-	619	-	-		619
Gross profit (loss)	(493)	14,910	91	-		14,508
OPERATING EXPENSES
Research and development	10,886	1,845	5,406	-		18,137
Sales and marketing	198	9,176	19	-		9,393
General and administrative expenses	16,286	11,565	1,956	2,000	5(h)	31,807
Total operating expenses	27,370	22,586	7,381	2,000		59,337

NET LOSS FROM OPERATIONS	(27,863)	(7,676)	(7,290)	(2,000)		(44,829)

OTHER INCOME/(EXPENSE)
Interest expense	(4,162)	-	-	-		(4,162)
Interest income	1	16	1	-		18
Other income (expense), net	-	(2,575)	(421)	2,321	5(h)	(675)
Amortization of debt discount	(3,175)	-	-	-		(3,175)
Amortization of intangible assets	-	-	-	(459)	5(h)	(459)
Loss on issuance of financial instruments	-	(3,300)	-	3,300	5(h)	-
Gain on debt extinguishment, net	-	977	-	(977)	5(h)	-
Change in fair value of financial instruments	-	3,698	-	(3,698)	5(h)	-
Change in fair value of derivative liability	415	-	-	-		415
Financing costs	-	-	(1,947)	-		(1,947)
Government assistance	-	-	6,768	-		6,768
Gain (loss) on note exchange agreement	(209)	-	-	-		(209)
Total other income/(expense), net	(7,130)	(1,184)	4,401	487		(3,426)

Net earnings/loss before income taxes	(34,993)	(8,860)	(2,889)	(1,513)		(48,255)

Income tax expense	-	-	-	-		-

NET EARNINGS/LOSS	(34,993)	(8,860)	(2,889)	(1,513)		(48,255)

NON-CONTROLLING INTEREST LOSS	(574)	-	-	-		(574)

NET LOSS ATTRIBUTABLE TO ADITXT, INC. & SUBSIDIARIES	(34,419)	(8,860)	(2,889)	(1,513)		(47,681)

Deemed Dividend	(5,907)	(105)	-	105	5(h)	(5,907)

NET EARNINGS/LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(40,326)	(8,965)	(2,889)	(1,408)		(53,588)

NET LOSS per share:
Basic	$(3,060.49)					$(155.00)
Diluted	$(3,060.49)					$(155.00)
Weighted average number of shares:
Basic	13,177					346.05
Diluted	13,177				5(1)	346.05

The accompanying notes are an integral part to these unaudited pro forma consolidated financial statements.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

1	Description of Transactions

Acquisition of Appili Therapeutics Inc. by Aditxt Inc.:

On December 12, 2023, Aditxt Inc. (“Aditxt”), through its wholly owned subsidiary, Adivir, Inc. (“Adivir”), entered into an agreement, as amended and restated, to acquire all of the outstanding Class A common shares of Appili Therapeutics Inc. (“Appili”) by way of a court approved plan of arrangement under the Canada Business Corporations Act and a definitive arrangement agreement entered between Appili and Adivir (the “Appili Transaction”). Upon closing of the Appili Transaction, Appili will become an indirect, wholly owned subsidiary of Aditxt. As part of the acquisition terms, Appili shareholders will receive 0.002745004 of a share of Aditxt common stock (the “Share Consideration”) and US$0.0467 in cash for each Appili share held (the “Cash Consideration” and together with Share Consideration collectively, the “Appili Transaction Consideration”), representing total consideration of approximately $6,040 based on closing price of the Aditxt shares on November 12, 2024. The consideration for acquiring Appili also included the assumption of Appili’s existing liabilities.

Acquisition of Evofem Biosciences by Aditxt:

On December 11, 2023, Aditxt, through a definitive agreement, entered into an Agreement and Plan of Merger, as amended and restated, with Evofem Biosciences, Inc. (“Evofem”) whereby Evofem will merge with a merger sub (‘Adifem”,the Merger Sub”), with Evofem surviving as as a wholly owned subsidiary of Aditxt (the “Evofem Transaction” and together with the Appili Transaction collectively, (“the Transactions”)). The consideration for acquiring Evofem includes the issuance or exchange of convertible preferred stock of $91,601, and cash consideration of $1,800 to Evofem’s common stockholders, along with paying off Evofem’s senior secured notes amounting to $15,669, investment of $6,500, including $1,000 transaction fee paid in May 2024, to Evofem and the assumption of Evofem’s existing liabilities.

In May 2024, Aditxt paid Evofem $1,000 to reinstate the Agreement and Plan of Merger that was previously terminated by Evofem in April 2024. On July 12, 2024 (the “Closing Date” of the Amended and Restated Merger Agreement, as amended), Aditxt completed the Initial Parent Equity Investment (as defined under the Amended and Restated Merger Agreement) and entered into a Securities Purchase (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which Aditxt agreed and completed the purchase for a total of 4,000 shares of Evofem’s Series F-1 Convertible Preferred Stock par value $0.0001 per share (“Evofem F-1 Preferred Stock”) for an aggregate purchase price of $4,000 in 2024. On March 22, 2025, Evofem, Aditxt and Merger Sub entered into the Fifth Amendment to the Amended and Restated Merger Agreement (the “Fifth Amendment”) to (i) change the required consummation date to September 30, 2025; (ii) add a Parent Investment of $1,500 to be completed by April 7, 2025; and (iii) add a special meeting consummation date being on or prior to September 26, 2025.

2	Basis of preparation

The accompanying unaudited Pro Forma Consolidated Financial Statements of Aditxt have been prepared to give effect to the acquisition of Evofem and Appili under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805 – Business Combinations (“ASC 805”). The unaudited Pro Forma Consolidated Statement of Financial Position gives effect to the transactions as if they had occurred on December 31, 2024. The unaudited Pro Forma Consolidated Statement of Earnings for the twelve months ended December 31, 2024, gives effect to the transactions as if they had occurred on January 1, 2024. The unaudited Pro Forma Consolidated Statement of Financial Position combines the unaudited consolidated statement of financial position of Aditxt as of December 31, 2024, the audited consolidated statement of financial position of Evofem as of December 31, 2024, and the adjusted unaudited interim condensed consolidated statement of financial position of Appili as of December 31, 2024 (see Note 3). Certain amounts may not foot due to rounding.

The unaudited Pro Forma Consolidated Financial Statements are based on, and should be read in conjunction with:

●	the audited consolidated financial statements of Aditxt as of and for the year ended December 31, 2023 (“Aditxt’s 2023 Annual Consolidated Financial Statements”) prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”);

●	the unaudited consolidated financial statements of Aditxt as of and for the twelve months ended December 31, 2024 (“Aditxt’s 2024 Consolidated Financial Statements”) prepared in U.S. dollars and in accordance with U.S. GAAP;

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

2	Basis of preparation (continued)

●	the audited consolidated financial statements of Evofem as of and for the years ended December 31, 2024 and 2023 (“Evofem’s 2024 and 2023 Annual Consolidated Financial Statements”) prepared in U.S. dollars and in accordance with U.S. GAAP;

●	the audited consolidated financial statements of Appili as of and for the year ended March 31, 2024 (Appili’s 2024 Annual Consolidated Financial Statements”) prepared in Canadian Dollars (“CAD”) and in accordance with Internation Financial Reporting Standards (“IFRS”); and

●	the unaudited interim condensed consolidated financial statements for the nine months ended December 31, 2024 (“Appili 2024 Interim Condensed Consolidated Financial Statements”) prepared in CAD and in accordance with IFRS.

For the purposes of preparing the unaudited Pro Forma Consolidated Financial Statements, adjustments have been made to align the financial information to U.S. GAAP and convert to U.S. dollars (see Note 3).

The unaudited Pro Forma Consolidated Financial Statements have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company financial position or financial performance would have been had the transactions been completed as at the dates indicated above, nor does it purport to project the future financial position or operating results of the combined company. The unaudited Pro Forma Consolidated Financial Statements do not reflect potential cost savings, operating synergies, and revenue enhancements that may be realized from the transactions. The actual financial position and results of operations of Aditxt for any period following the closing of the transactions may vary from the amounts set forth in the unaudited Pro Forma Consolidated Financial Statements, and such variations could be material.

The pro forma adjustments are based upon available information and certain assumptions believed to be reasonable under the circumstances. The purchase price allocation and the corresponding fair value adjustments are provisional and subject to refinement as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. Aditxt will finalize all amounts as it obtains the necessary information to complete the measurement process, which will be no later than one year from the closing of the transactions. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited Pro Forma Consolidated Financial Statements. Differences between these preliminary estimates and the final acquisition accounting may occur, and these differences could be material to the accompanying unaudited Pro Forma Consolidated Financial Statements and Aditxt’s future financial performance and financial position.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

3	IFRS to U.S. GAAP Reconciliation

For the purposes of preparing the unaudited Pro Forma Consolidated Financial Statements, adjustments have been made to align the financial information of Appili to U.S. GAAP and convert to U.S. dollars as detailed below.

As the ending date of the fiscal period for Appili differs from that of Aditxt, adjustments were made to combine the historical results of Appili for the year ended March 31, 2024, with the nine months period ended December 31, 2024, resulting in a recreated statement of earnings for the twelve months ended December 31, 2024, as summarized below:

Appili Therapeutics Inc	As reported on December 31, 2024	U.S. GAAP Adjustments	Notes	As of December 31, 2024	Currency Translation Adjustments	Notes	As of December 31, 2024
Consolidated Balance Sheet	(IFRS)			(U.S. GAAP)			(U.S. GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
	$			$			$
Assets
Current Assets
Cash	186	-		186	(57)	(b)	129
Accounts receivable	1,750	-		1,750	(534)	(b)	1,216
Other receivable	9	-		9	(3)	(b)	6
Prepaid expenses	126	-		126	(38)	(b)	88
	2,071	-		2,071	(632)		1,439
Non-Current Assets
Fixed assets, net	22	-		22	(7)	(b)	15
Total Assets	2,093	-		2,093	(639)		1,454

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

3	IFRS to U.S. GAAP Reconciliation (continued)

Appili Therapeutics Inc	As reported on December 31, 2024	U.S. GAAP Adjustments	Notes	As of December 31, 2024	Currency Translation Adjustments	Notes	As of December 31, 2024
Consolidated Balance Sheet	(IFRS)			(U.S. GAAP)			(U.S. GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
	$			$			$
Liabilities
Current Liabilities
Accounts payable and accrued expenses	4,434	-		4,434	(1,352)	(b)	3,082
Long-term debt - current	10,473	-		10,473	(3,195)	(b)	7,278
Corporate taxes payable	2	-		2	(1)	(b)	1
	14,909	-		14,909	(4,548)		10,361
Non-Current liabilities
Long-term debt - non-current	811	-		811	(247)	(b)	564
Total Liabilities	15,720	-		15,720	(4,795)		10,925

Shareholder’s Equity
Additional paid-in capital	58,319	-		58,319	(13,580)	(c)	44,739
Accumulated deficit	(71,946)	-		(71,946)	16,998	(c)	(54,948)
Currency translation adjustments	-	-		-	738	(d)	738
Total Shareholder’s Equity	(13,627)	-		(13,627)	4,156		(9,471)

Total Liabilities and Shareholder’s Equity	2,093	-		2,093	(639)		1,454

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

3	IFRS to U.S. GAAP Reconciliation (continued)

Appili Therapeutics Inc	12 months ended December 31, 2024 (Recreated)	U.S. GAAP Adjustments	Notes	12 months ended December 31, 2024	Currency translation adjustments	Notes	12 months ended December 31, 2024
	(IFRS)			(U.S. GAAP)			(U.S. GAAP)
	(CAD)			(CAD)			(U.S. Dollars)
	$			$			$
Income
Sales	125	-		125	(34)	(e)	91
Interest income	1	-		1	-	(e)	1
	126	-		126	(34)		92
Expenses
Research and development	7,387	17	(a)	7,404	(1,998)	(e)	5,406
Sales and marketing	26	-		26	(7)	(e)	19
General and administrative expenses	2,679	-		2,679	(723)	(e)	1,956
Financing costs	2,666	-		2,666	(719)	(e)	1,947
Government assistance	(9,253)	(17)	(a)	(9,270)	2,502	(e)	(6,768)
Other income (expense)	576	-		576	(155)	(e)	421
	4,081	-		4,081	(1,100)		2,981
Loss before income taxes	(3,955)	-		(3,955)	1,066		(2,889)
Income tax expense	-	-		-	-	(e)	-
Net loss	(3,955)	-		(3,955)	1,066		(2,889)

(a)	Reflects a presentation conforming adjustment to reclassify recognition of government grant funding relating to research and development activities on conversion from IFRS to U.S. GAAP.

(b)	Reflects a currency translation adjustment from CAD to U.S. dollars using the closing exchange rate on December 31, 2024, of 0.6950.

(c)	Reflects a currency translation adjustment from CAD to U.S. dollars using the closing historical exchange rate for equity transactions and subsequently carried at historic values.

(d)	Reflects a presentation currency translation difference adjustment arising on translation of CAD to U.S. dollars using historical rates.

(e)	Reflects a currency translation adjustment from CAD to U.S. dollars using the average exchange rate for the 12 months ended December 31, 2024, of 0.7301.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

4	Preliminary Purchase Price Allocation

The following is a preliminary fair value estimate of the assets acquired, and liabilities assumed by Aditxt in connection with the Appili and Evofem Transactions, reconciled to the purchase price. For any items without a corresponding reference below, book value is assumed to reasonably approximate fair value based on currently available information.

	Notes	Evofem	Appili
Assets acquired		$	$
Cash		-	129
Restricted cash		741	-
Accounts receivable		9,832	1,216
Inventory		1,577	-
Prepaid expenses		1,459	88
Other receivable		-	6
Intangible assets	(a)	9,597	6,880
Fixed assets		458	18
Right-of-use assets		89	-
Other assets		36	-
Total Assets		23,789	8,337
Liabilities assumed
Accounts payable and accrued expenses		25,175	3,082
Other current liabilities		7,362	2
Notes payable and other short-term debt		135	-
Corporate taxes payable		-	1
Long-term debt		-	7,842
Contingent liabilities		10,401	-
Lease liabilities		89	-
		43,162	10,927
Fair value of identifiable net liabilities acquired		(19,373)	(2,590)

Goodwill arising on acquisition:
Cash consideration		1,800	6,028
Shares issued		-	12
Convertible preferred stock issued		98,101	-
Notes assumed		15,668	-
Consideration paid		115,569	6,040
Add: fair value of identifiable net liabilities acquired		19,373	2,590

Goodwill arising from transaction	(b)	134,941	8,630

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

4	Preliminary Purchase Price Allocation (continued)

(a)	A preliminary fair value estimate of $6,880 has been allocated to identifiable intangible assets acquired for the Appili Transaction. Intangibles assets acquired include licenses and intellectual property rights to the research and development activities of Appili, with a useful life of 15 years. Intangible assets acquired from Evofem relate to the SOLOSEC intangible, which has an estimated fair value of $9,597 and a useful life of 11 years. There is no fair value adjustment in this proforma to the SOLOSEC intangible as recorded on Evofem’s books.

(b)	A preliminary estimate of $134,941 and $8,630 has been allocated to the goodwill for the Evofem Transaction and the Appili Transaction, respectively. Goodwill is calculated as the excess of the preliminary estimate of the acquisition date fair value of the consideration transferred, over the preliminary estimate of the fair values assigned to the identifiable assets acquired and liabilities assumed. At this time, all amounts related to the Evofem Transaction have been included in goodwill; however, once the final transaction closes and the purchase price allocation is completed, some amounts currently included in goodwill may be moved to intangible assets.

5	Pro Forma Adjustments in Connection with the Transactions

The following summarizes the pro forma adjustments in connection with the Appili Transaction and the Evofem Transaction to give effect to the transactions as if they had occurred on January 1, 2024, for the purposes of the unaudited Pro Forma Consolidated Statement of Earnings and on December 31, 2024, for the purposes of the unaudited Pro Forma Consolidated Statement of Financial Position. The pro forma adjustments were based on preliminary estimates and assumptions that are subject to change. For purposes of the pro-forma adjustments, all amounts related to separately identifiable intangible assets acquired in the Evofem Transaction, excluding the current carrying value of the SOLOSEC intangibles, have been included in goodwill; however, once the final transaction closes and the purchase price allocation is completed, some amounts currently included in goodwill may be reclassified to intangible assets.

(a)	Cash

Reflects the pro forma adjustment to cash representing the sources and uses of cash to close the Transactions as if the Transactions had occurred on December 31, 2024. Sources and uses of cash include an increase of $25,000 in proceeds from the issuance of common stock of Aditxt, net of issuance costs, in satisfaction of remaining obligations under the August 2024 Letter Agreement, as disclosed in Form 8-K filed on August 28, 2024, partially offset by the $6,028 decrease for the preliminary purchase price paid for the Appili Transaction, and an $1,800 decrease for the preliminary purchase price paid for the Evofem Transaction. Additionally, there is a reclass of $716 to cash from restricted cash due to cash that will be released from restrictions upon the closing of the Evofem Transaction.

(b)	Intangible Assets

An increase of $6,880 to the carrying value of Appili intangible assets to adjust it to its preliminary estimated fair value and an increase of $917 to the accumulated amortization. Intangibles assets acquired include licenses and intellectual property rights to research and development activities of Appili. There is no fair value adjustment in this proforma to the SOLOSEC intangible as recorded on Evofem’s books.

(c)	Goodwill

Reflects an increase of $134,941 of goodwill as a result of the preliminary purchase price allocation of the Evofem Transaction and of $8,630 for the Appili Transaction. Goodwill is not amortized and is not currently assumed to be deductible for tax purposes. Goodwill could materially change based on changes in estimates in the fair value of the assets acquired, and liabilities assumed.

(d)	Investment in Evofem / Appili:

Reflects a decrease of $27,277 in Investment in Evofem for the elimination of the cost of investment in Evofem on consolidation. The investment in Evofem represents the total contribution to Evofem for the investment in Evofem F-1 Preferred Stock.

(e)	Current Liabilities

Accounts payable and accrued expenses: Reflects an increase of $2,000 for transaction costs associated with the Appili Transaction and the Evofem Transaction. The convertible noteholders will be issued convertible preferred stock of Aditxt upon closing of the Evofem Transaction.

Aditxt Inc.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(In thousands of U.S. dollars)

For the twelve months ended December 31, 2024

5	Pro Forma Adjustments in Connection with the Transactions (continued)

Convertible notes payable carried at fair value: Reflects a decrease of $14,974 to reflect the settlement of the notes in conjunction with the close of the transaction. Adjuvant will be issued convertible preferred stock of Aditxt upon closing of the Evofem Transaction.

Convertible notes payable – Adjuvant: Reflects a decrease of $30,769 to reflect the settlement of the notes in conjunction with the close of the transaction.

Derivative liabilities: Reflects a decrease of $1,359 to reflect the settlement of the liabilities in conjunction with the close of the transaction.

(f)	Mezzanine Equity

Convertible and redeemable preferred stock: Reflects an increase of $85,598 for the issuance of convertible preferred stock for the Evofem Transaction and $4,782 decrease on elimination of convertible and redeemable preferred stock of Evofem on consolidation.

(g)	Total Equity

Common Stock: Reflects the elimination of $11 for the common stock of Evofem.

Additional paid-in capital: Includes a $44,739 decrease on elimination of Appili and a $829,026 decrease on elimination of Evofem paid-in-capital on consolidation and an increase to Aditxt for $25,000 capital, net of issuance costs to be raised in conjunction with the transaction. It also reflects an increase of $12 for the issuance of common stock in connection with the Appili Transaction.

Accumulated other comprehensive income (loss): Reflects an increase of $2,630 upon elimination of accumulated other comprehensive income (loss) of Evofem partially offset by a decrease of $738 on elimination of currency translation adjustment on consolidation of Appili.

Accumulated equity (deficit): Reflects a $897,559 and $54,948 decrease in accumulated deficit to eliminate historical retained loss of Evofem (including deemed dividend) and Appili, respectively, $1,000 paid to Evofem by Aditxt to reinstate the Agreement and Plan of Merger, $917 increase in cumulative amortization expense for intangible assets relating to Appili, and $2,000 increase for transaction costs associated with the Appili Transaction and Evofem Transaction, and immaterial decrease to Aditxt.

(h)	The unaudited Pro Forma Consolidated Statement of Earnings is also adjusted as follows:

●	Increase general and administrative expense by $2,000 for transaction costs associated with the Appili Transaction and the Evofem Transaction.

●	Increase amortization expense by $459 for amortization of the intangible assets related to Appili, recorded at fair value for the twelve months ended December 31, 2024.

●	Decrease other income (expense), net by $2,321 for the twelve months ended December 31, 2024, to remove the interest related to notes that would have been extinguished as a requirement of the Evofem closing.

●	Decrease to loss on issuance of financial instruments of $3,300 for the twelve months ended December 31, 2024, to remove the impact of issuances of purchase rights due to a down-round related to instruments that would have been extinguished as a requirement of the Evofem closing.

●	Decrease to gain on debt extinguishment, net of $977 for the twelve months ended December 31, 2024, to remove the impact of the debt extinguishment related to instruments that would have been extinguished as a requirement of the Evofem closing.

●	Decrease to change in fair value of financial instruments of $3,698 for the twelve months ended December 31, 2024, to remove the impact of fair value adjustments related to instruments that would have been extinguished as a requirement of the Evofem closing.

●	Decrease to deemed dividend of $105 for the months ended December 31, 2024, to remove the impact of deemed dividends on instruments that would have been extinguished as a requirement of the Evofem closing.

(i)	The unaudited Pro Forma Consolidated Weighted Average Number of Shares also reflects:

●	The additional 332,876 of Aditxt Common Shares issued to Appili Shareholders at closing.